EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT

                               As of June 30, 1997



Subsidiary                                               State of Incorporation
Agway Consumer Products, Inc...........................................Delaware
Agway Data Services, Inc...............................................Delaware
Agway Financial Corporation............................................Delaware
Agway General Agency, Inc..............................................New York
Agway Holdings Inc.....................................................Delaware
Agway Insurance Company................................................New York
Agway Petroleum Corporation............................................Delaware
Agway Realties, Inc....................................................Delaware
Milford Fertilizer Company.............................................Delaware
Telmark Inc............................................................New York
Texas City Refining, Inc. (1)..........................................Delaware



Notes:
(1)   Agway  Petroleum  Corporation  owns 67% of Texas City  Refining,  Inc.  In
      September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the office of the Delaware Secretary of State; in September 1996, Texas City Refining, Inc. was dissolved.